UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2013

XYLEM INC.

(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite N200 White Plains, New York		10604
(Address of principal executive offices)		(Zip Code)

(914) 323-5700

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2013, the Board of Directors (the “Board”) of Xylem Inc. (the “Company”) elected Mr. Jerome A. Peribere, 58, as a director effective immediately. Mr. Peribere is expected to serve on the Leadership Development and Compensation Committee and on the Nominating and Governance Committee of the Board. He will be eligible to participate in all non-management director compensation plans available to the Company’s other non-management directors effective as of May 8, 2013. Mr. Peribere is the President and Chief Executive Officer of Sealed Air Corporation.

On May 8, 2013, the Board elected Mr. James P. Rogers, 62, as a director effective immediately. Mr. Rogers is expected to serve on the Audit Committee and on the Nominating and Governance Committee of the Board. He will be eligible to participate in all non-management director compensation plans available to the Company’s other non-management directors effective as of May 8, 2013. Mr. Rogers is the Chairman and Chief Executive Officer of Eastman Chemical Company.

On May 10, 2013, the Company issued a press release announcing the election by the Board of each of Messrs. Peribere and Rogers as a director. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 5.03	Amendment to Articles of Incorporation or By-laws.

On May 8, 2013, the Board approved an amendment to the Company’s By-laws effective on such date, to provide that the Board may from time to time elect one or more Corporate Vice Presidents, to serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election and until their successors are elected and qualified or until their earlier death, retirement, resignation or removal. A copy of the Company’s Amended and Restated By-Laws is attached as Exhibit 3.1 hereto.

ITEM 5.07	Submission of Matters to Vote of Security Holders.

On May 7, 2013, the Company held its Annual Meeting of Shareowners (“Annual Meeting”).

Results of votes with respect to proposals submitted at the Annual Meeting were as follows:

1.	Proposal 1—Election of Class II Directors. To elect three nominees to serve as Class II directors for a three-year term expiring in 2016. Votes recorded, by nominee, were as follows:

NOMINEE	FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
Curtis J. Crawford	132,516,175	8,583,647	196,230	14,688,761
Robert F. Friel	139,427,684	1,651,917	216,451	14,688,761
Surya N. Mohapatra	134,059,584	7,027,977	208,491	14,688,761

2.	Proposal 2—Ratification of Appointment of the Independent Registered Public Accounting Firm. The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2013 was ratified by a vote of 154,540,588 shares voting for; 1,230,683 shares voting against; and 213,542 abstentions.

3.	Proposal 3—Non-Binding Vote on Named Executive Officer Compensation. The proposal for approval, by a non-binding vote, of the compensation of the Company’s named executive officers was approved by a vote of 125,277,642 shares voting for; 10,398,100 shares voting against; 5,620,310 abstentions; and 14,688,761 broker non-votes.

4.	Proposal 4—Management Proposal to Declassify the Board. The management proposal to declassify the Board of Directors starting in 2016 was approved by a vote of 140,288,278 shares voting for; 598,732 shares voting against; 409,042 abstentions; and 14,688,761 broker non-votes.

5.	Proposal 5—Shareowner Proposal to allow Shareowners to Call a Special Meeting. The shareowner proposal to allow shareowners of 10% of the Company’s common stock to call a special meeting was approved by a vote of 80,636,343 shares voting for; 60,276,052 shares voting against; 383,657 abstentions; and 14,688,761 broker non-votes.

There were no other matters presented for a vote at the Annual Meeting.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-laws of Xylem Inc., as adopted on May 8, 2013.

99.1	News Release issued by Xylem Inc. on May 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.

Date: May 10, 2013	By:	/s/ Christian S. Na
Christian S. Na
Senior Vice President, General Counsel and Corporate Secretary (Authorized Officer of Registrant)